                                                                     Exhibit 1.3


                                                                           DRAFT

                                                                        05/07/98

                               CUMULUS MEDIA INC.

                                  $100,000,000
                      ___% Series A Cumulative Exchangeable
                       Redeemable Preferred Stock due 2009

                             UNDERWRITING AGREEMENT

                                                          ___________, 1998

BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS, INC.
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

            Cumulus Media Inc., a corporation organized and existing under the laws of Illinois (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 100,000 shares of its ___% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009, liquidation preference $1,000 per share (the "Series A Preferred Stock"), to be issued under a certificate of designation (the "Certificate of Designation") dated , 1998. Under certain circumstances set forth in the Certificate of Designation, the Series A Preferred Stock may be exchanged for the Company's __% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures").

            It is understood by all parties that the Company is concurrently entering into agreements dated the date hereof, providing for the sale by the Company of an aggregate of ____ Shares of its Class A Common Stock (including the over-allotment options thereunder) (the "Equity Underwriting Agreements") through arrangements with certain underwriters for whom Lehman Brothers Inc., Bear, Stearns & Co. and BT Alex. Brown Incorporated (or affiliates thereof) are acting as representatives and with certain international managers for whom Lehman Brothers International (Europe), Bear, Stearns International Limited, BT Alex Brown International, division of Bankers Trust International PLC and Credit Lyonnais

Securities are acting as lead managers. It is additionally understood by all parties that the Company is also entering into an agreement (the "Debt Underwriting Agreement"), dated the date hereof, providing for the sale by the Company of an aggregate of $100,000,000 principal amount of its __% Senior Subordinated Notes due 2008 to Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as underwriters.

            1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-48849), for the registration of the Series A Preferred Stock under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

            (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Series A Preferred Stock or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

            (c) All of the issued and outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable, were issued in compliance with federal and state laws and were not issued in violation of any preemptive or similar rights. All shares of capital stock of the Company's subsidiaries are owned, directly or indirectly, by the Company free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other restrictions. The Company's equity capitalization is as set forth in the Prospectus and any amendment or supplement thereto and on December 31, 1997, after giving pro forma effect to the issuance and sale of the Series A Preferred Stock pursuant hereto and the other transactions described therein, the Company would have had an authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization," subject to the notes and assumptions included therein.

            (d) Except as set forth in the Prospectus, there are not currently any outstanding material subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, capital stock or other equity interests of the Company or any of its subsidiaries.

            (e) Each of Price Waterhouse, LLP, Johnson & Miller, LLP, MgGladrey & Pullen, LLP, Coopers & Lybrand, LLP, and Plant & Moran, LLP who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Regulations.

            (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

            (g) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

            (h) The execution, delivery, and performance of this Agreement, the Certificate of Designation and the indenture pursuant to which the Exchange Debentures will be issued (the "Exchange Debenture Indenture") and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement, the Certificate of Designation or the Exchange Debenture Indenture or the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Series A Preferred Stock to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Series A Preferred Stock and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Series A Preferred Stock by the Underwriters.

            (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

            (j) The Certificate of Designation has been duly authorized by all necessary corporate and stockholder action and, on the Closing Date will have been duly executed by the Company and filed with the Secretary of State of the state of Illinois.

            (k) The shares of Series A Preferred Stock have been duly authorized and, when executed and issued in accordance with the provisions of the Certificate of Designation and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Certificate of Designation and will be validly issued and free and clear of all liens and restrictions on transfer and will constitute binding obligations of the Company, enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (l) The Exchange Debenture Indenture has been duly authorized by the Company and, if and when duly executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. The Exchange Debenture Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended.

            (m) The Exchange Debentures have been duly authorized by the Company and, if and when executed, authenticated and issued in accordance with the provisions of the Exchange Debenture Indenture, will be entitled to the benefits of the Exchange Debenture Indenture and will be validly issued and free and clear of all liens and restrictions on transfer and will constitute binding obligations of the Company, enforceable in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (n) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

            (o) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Series A Preferred Stock to facilitate the sale or resale of the Series A Preferred Stock.

            (p) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement and Prospectus present fairly the information required to be stated therein.

            (q) Neither the Company, nor any of its subsidiaries, are, nor upon consummation of the transactions contemplated hereby will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

            (r) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party, is now, or is reasonably expected by the Company or any of its subsidiaries to be, in violation or breach of, or default (disregarding any grace or notice provision) with respect to any material provision of any contract, agreement, instrument, lease, license, policy, arrangement, or understanding to which the Company or any of its subsidiaries is a party, which violation, breach or default or violations, breaches or defaults, singly or in the aggregate has, or can reasonably be expected in the future to have, a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole; and each such contract, agreement, instrument, lease, license, policy, arrangement and understanding is in full force and is the legal, valid and binding obligation of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto, and is enforceable as to the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto in accordance with its terms subject, as to enforceability, to applicable bankruptcy, reorganization, moratorium or other similar laws of general application affecting the rights of creditors generally, except where such failure to be in full force or to be a legal, valid and binding obligation or to be enforceable, as the case may be, has not had, or would not reasonably be expected in the future to have, a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

            (s) The Company and its subsidiaries have good and marketable title to all real property and material assets disclosed in the Registration Statement and Prospectus as being owned by them, free and clear of all liens, mortgages, claims, security interests or other encumbrances, except such as are disclosed in the Registration Statement and Prospectus and except for liens incurred in the ordinary course of business which do not materially affect the use or value thereof; property held under lease by the Company or its subsidiaries is held by them under valid, subsisting and binding leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries taken as a whole or as do not materially affect the value of such property as used by the Company or are not material in amount and do not interfere in any material respect with the use of the property or the conduct of the business of the Company and its subsidiaries taken as a whole.

            (t) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, franchise and sales tax returns and have paid all taxes shown thereon as due, and the Company has no knowledge of any tax deficiency which has been asserted against the Company or any of its subsidiaries which would materially and adversely affect the business or properties of the Company and its subsidiaries, taken as whole. To the Company's knowledge, tax liabilities in the aggregate are adequately provided for on the consolidated books of the Company. The Company has not received notice of any material proposed additional tax assessments against it or any of its subsidiaries.

            (u) Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation including, without limitation, federal, state and local rules and regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively, "Environmental Laws") or court decree or order to which it or any of its property is subject, except for such violations which (individually or in the aggregate) do not or will not have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has obtained any permits, consents and authorizations required to be obtained by it under applicable laws, rules, ordinances or regulations including, without limitation, Environmental Laws and any such permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) will not have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole. There is no pending or, to the Company's or any of its subsidiaries' knowledge, threatened, action or proceeding against the Company or any of its subsidiaries alleging violations of any applicable laws, rules, ordinances or regulations including, without limitation, any Environmental Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, is not reasonably likely to have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

            (v) No default or event of default with respect to any Indebtedness (as such term is defined in the Certificate of Designation) entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and each of the Company and its subsidiaries has duly performed or observed all material obligations, agreements, covenants or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Indebtedness.

            (w) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization;

and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (x) Each of the Company and its subsidiaries maintains insurance of the types and in amounts generally deemed adequate for its business, including but not limited to, general liability insurance and insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, destruction, damage, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (y) Each of the Company and its subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Prospectus, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

            (z) Each of the radio stations owned, operated, programmed, or to which sales and marketing services are provided, by the Company and its subsidiaries is validly licensed by the Federal Communications Commission (the "FCC") and no administrative or judicial proceedings are pending before or, to the knowledge of the Company or its subsidiaries, threatened by the FCC with respect to such licenses; each of the Company and its subsidiaries are in compliance in all material respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC; each of the Company and its subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made or will have made all declarations and filings with, all other federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Prospectus ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or its subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Prospectus and except where such revocation or modification would not, individually, or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, operations, condition (financial or other), net worth or results of operations of the Company and its subsidiaries taken as a whole.

            (aa) The statistical and market-related data included in the Prospectus are based or derived from sources which the Company and its subsidiaries believe to be reliable and accurate.

            (bb) None of the Company or its subsidiaries, or any agent acting on their behalf, has taken or will take any action that might cause this Agreement or the sale of the Series A Preferred Stock to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (cc) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries which is pending or, to the knowledge of the Company or any of its subsidiaries, threatened.

            (dd) None of the Company or its subsidiaries has any liability for any prohibited transactions or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

            (ee) The Series A Preferred Stock, the Certificate of Designation, the Exchange Debentures and the Exchange Debenture Indenture will conform, in all material respects, to the descriptions thereof in the Prospectus.

            (ff) The Company has no reason to believe that, after giving effect to the Pending Acquisitions (as defined in the Registration Statement), any of the representations and warranties contained in this Section 1 would not be true and correct.

            (gg) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company is not, nor will the Company be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent and otherwise) as they mature or (iii) otherwise insolvent.

            2. Purchase, Sale and Delivery of the Series A Preferred Stock.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at the appropriate purchase price set forth in Schedule I hereto, the number of shares of Series A Preferred Stock set forth opposite the respective names of the Underwriters in Schedule I hereto.

            (b) Payment of the purchase price for, and delivery of the Series A Preferred Stock shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the public offering price of the Series A Preferred Stock), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Series A Preferred Stock to be purchased by them. Certificates for the Series A Preferred Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

            3. Offering. Upon your authorization of the release of the Series A Preferred Stock, the Underwriters propose to offer the Series A Preferred Stock for sale to the public upon the terms set forth in the Prospectus.

            4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

            The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Series A Preferred Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) If at any time when a prospectus relating to the Series A Preferred Stock is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

            (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Series A Preferred Stock for offering and sale under the securities laws relating to the offering or sale of the Series A Preferred Stock of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

            (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

            (f) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Series A Preferred Stock to be traded or distributed in the public or private securities markets, and the Company will obtain the undertaking of each of its officers, directors and noteholders not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Series A Preferred Stock hereunder.

            (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

            (h) The Company will apply the proceeds from the sale of the Series A Preferred Stock as set forth under "Use of Proceeds" in the Prospectus.

            (i) If the Exchange Debentures are issued, not to claim voluntarily, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Exchange Debentures.

            5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Agreement Among Underwriters and the Selling Agreement) and all other documents related to the public offering of the Series A Preferred Stock (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Series A Preferred Stock to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Series A Preferred Stock under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) filing fees of the Commission and the National Association of Securities Dealers, Inc.,
(v) the cost of printing certificates representing the Series A Preferred Stock and (vi) the cost and charges of any transfer agent or registrar.

            6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Series A Preferred Stock as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Simpson Thacher & Bartlett ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) At the Closing Date you shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                  (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and were not issued in violation of preemptive rights and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever.

                  (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

                  (iii) The shares of Series A Preferred Stock to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights and will constitute the valid and legally binding obligations of the Company in accordance with their terms, except as (i) enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (iv) The shares of Series A Preferred Stock conform to the descriptions thereof contained in the Registration Statement, the Prospectus and the Certificate of Designation. The Certificate of Designation conforms to the description thereof in the Registration Statement and the Prospectus.

                  (v) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Company has all the requisite power to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (vi) The Certificate of Designation has been duly authorized by all necessary corporate and stockholder action and has been duly executed by the Company and filed with the Secretary of State of the state of Illinois.

                  (vii) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                  (viii) The execution, delivery, and performance of this Agreement and the Certificate of Designation and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the Certificate of Designation or the consummation of the transactions contemplated hereby and thereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Series A Preferred Stock by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                  (ix) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                  (x) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                  (xi) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included therein).

            In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

            (c) All proceedings taken in connection with the sale of the Series A Preferred Stock as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Series A Preferred Stock, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), net worth or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

            (e) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Price Waterhouse, LLP, Johnson & Miller, LLP, MgGladrey & Pullen, LLP, Coopers & Lybrand, LLP, and Plant & Moran, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder. The letter from Price Waterhouse, LLP shall additionally state that (i) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, and its subsidiaries, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1997, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1997 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to March 31, 1998 there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from April 1, 1998, to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (ii) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

            (f) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (g) You shall have received from each person who is a director, officer or noteholder of the Company an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any Series A Preferred Stock for a period of 180 days after the date of the Prospectus.

            (h) The Reorganization (as defined in the Registration Statement) shall have been consummated prior to the Closing Date.

            (i) The closings under the Equity Underwriting Agreements and the Debt Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

            7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Series A Preferred Stock, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Series A Preferred Stock, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the shares of Series A Preferred Stock purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the third, fourth and fifth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the shares of Series A Preferred Stock as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

            8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Series A Preferred Stock or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.

Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Series A Preferred Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

            9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase the shares of Series A Preferred Stock hereunder, and if the shares of Series A Preferred Stock with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the aggregate number of shares of the Series A Preferred Stock, the shares of Series A Preferred Stock to which the default relates shall be purchased by the non-defaulting Underwriters as their respective proportions, set forth opposite their respective names in Schedule I hereto, bear to the aggregate number of shares of Series A Preferred Stock.

            (b) In the event that such default relates to more than 10% of the aggregate number of shares of Series A Preferred Stock, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Series A Preferred Stock to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Series A Preferred Stock to which such default relates as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting

Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the shares of Series A Preferred Stock to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Series A Preferred Stock.

            10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Series A Preferred Stock to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

            11. Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

            (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Series A Preferred Stock shall have become effective; (D) if any downgrading in the rating of the Company's debt securities or preferred stock by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act; or (E) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions, if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Series A Preferred Stock on the terms contemplated by the Prospectus.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Series A Preferred Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

            12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Ofer Warshavsky; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 330 E. Kilbourn Avenue, Suite 250, Milwaukee, WI 53202, Attention: Richard Weening.

            13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Series A Preferred Stock from any of the Underwriters.

            14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

            If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        CUMULUS MEDIA INC.

                                        By_______________________


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS, INC.

By:   BEAR, STEARNS & CO. INC.

By_______________________________

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


Name of Underwriter                                           Number of Shares
-------------------                                           ----------------

Bear, Stearns & Co. Inc.
Lehman Brothers Inc.


Total........................................................_________________
                                                                       100,000
                                                                       -------